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                               Davis Partnership
                                67 Albion Gate
                                Hyde Park Place
                               London W2 England




                                                        March 1, 1994
Video Broadcasting Corporation
708 Third Avenue
New York, NY 10017

Gentlemen:

                  This letter shall serve to confirm the terms and conditions of our agreement regarding consulting services to be performed by the Davis Partnership (the "Partnership") for Video
Broadcasting Corporation (the "Company").

                  Reference is made to that certain consulting agreement, dated as of September 14, 1992, between the Company and David H. Davis ("Davis").

                  The Partnership, Davis and the Company hereby agree that such consultancy agreement is hereby terminated and further agree that Davis will perform all of the consulting services on behalf of the Partnership as contemplated by this Agreement.

                  Davis, on behalf of the Partnership, shall provide services relating to the Company's London operation, including planning, marketing, staffing and operation, and development of strategic partnerships in the United Kingdom, Europe, and elsewhere, the establishment of affiliates worldwide, preparing for and attending sales meetings, presentations to existing and potential clients, undertaking speaking engagements within Europe and elsewhere, and undertake such other duties as may be assigned to it from time to time by the Board of Directors of the Company. Davis shall serve as a member of the Board of Directors of the Company during the Term of this Agreement as the nominee of and at the pleasure of the President of the Company and shall have the honorary title of Vice Chairman, MediaLink-Europe without additional compensation. Davis shall personally attend two (2) official board meetings at the Company's expense and shall attend all other meetings of the Board

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March 1, 1994
Page 2


of Directors via telephone. Davis shall attend at least one (1)

official management meeting in London, England and periodic meetings with the Company's London staff. Davis shall devote such time and effort to the performance of his duties hereunder on a basis of four
(4) days per week or as otherwise mutually agreed upon by the Partnership and the Company.

                  The term of this Consulting Agreement shall commence as of the date hereof and shall continue until December 31, 1995 or until terminated pursuant to the terms and conditions hereof (the "Initial Term"). On January 1, 1996 and on each anniversary thereof, the term of this Agreement shall be automatically renewed for an additional twelve (12) month period (each, a "Renewal Term") unless either party shall have given ninety (90) days prior written notice of its intent not to renew. The term "Term" as used herein shall mean the Initial Term and any Renewal Terms hereunder.

                    The Company shall pay to the Partnership hereunder a base annual consulting fee ("Base Consulting Fee") equal to Fifty-four Thousand (54,000 Pounds) Pounds Sterling per annum. The Base Consulting Fee shall be payable monthly. The Company shall not make, and shall not be responsible for, any withholding deductions.

                   In addition to its annual Base Consulting Fee, the Partnership shall be entitled to receive a bonus (the "Bonus") in accordance with the provisions of this paragraph. As soon as practicable after the execution of this document and at the beginning of the 1995 calendar year, the Partnership and the company shall mutually agree as to the goals and objectives for the 1994 or 1995 calendar year, as the case may be, based on turnover and income/loss of the Company's European operation. The amount of the bonus shall be equal to the sum of (i) five (5%) percent of the excess over the agreed revenue target and (ii) five (5%) percent of the improvement of the agreed net Income/loss target; provided, however, once the Company's European operation has achieved profitability, the total Bonus for each year shall not exceed five (5%) percent of the Pre-Tax Net Profits, as defined herein.

                   Subject to the provisions of the following paragraph, the Bonus shall be paid (i) fifty (50%) percent in cash ("Cash Portion") upon completion of the Company's independent audit by the Company's regularly employed independent certified public accountants ("Accountants") for such calendar year; and (ii) fifty (50%) percent in Common Stock, $.01 par value, of the Company (the "Stock Portion") valued at a multiple of one and one-half (1.5) times revenue of the Company, the Stock Portion to be payable in three (3) equal annual installments, with the first installment payable on the date of the payment of the Cash Portion.


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March 1, 1994
Page 3





                  Notwithstanding the provisions of the preceding two paragraphs the Partnership shall not be entitled to receive the Cash Portion or any installment of the Stock Portion which has not been paid or delivered in the event either (i) of the termination this agreement For Cause (as hereinafter defined), or (ii) the Partnership wrongfully fails to provide the services contemplated hereby, in either case at any time prior to the payment of the Cash Portion or the delivery of the Stock Portion, as the case may be. Notwithstanding the provisions of the preceding two paragraphs, the Partnership shall not be entitled to receive any installment of the Stock Portion which has not been delivered in the event that either (i) this agreement expires without an automatic renewal of the term, or (ii) the Partnership elects to terminate this Agreement on ninety (90) days prior written notice as set forth herein, in either case at any time prior to the delivery of any installment of the Stock Portion. The Partnership shall be entitled to receive the Cash Portion and the Stock Portion in accordance with the terms and provisions of this Agreement in the event of either (i) the death or Disability (as hereinafter defined) of Davis, or (ii) the Company's termination of the this Agreement which is not a termination For Cause.

                  The term "Pre-Tax Net Profits" as used in this Agreement shall mean the net profits of the Company relating only to its European operation for a fiscal year prior to (i) the payment or provision for any Federal, state or local income or other taxes; and
(ii) the amount of the Bonus of the Partnership for such fiscal year, as computed by the Company's Accountants.

                  The Company shall pay or reimburse the Partnership or Davis, as the case may be, for all reasonable and necessary business, travel or other expenses, upon proper documentation thereof, which may be incurred by them in connection with the rendition of the services contemplated hereunder.

                  The Partnership shall not be entitled to participate in any profit sharing, group insurance, option plans, hospitalization, and group health benefit plans or other benefits and plans of the Company.

                  The Partnership and Davis shall have no authority to bind or commit the Company to agreements of any kind (except as expressly agreed in writing), nor shall the Partnership or Davis have any authority or power to incur any debt, obligation or liability or to enter into any contract or commitment on the Company's behalf. The Partnership and Davis shall be considered an independent contractor and not a servant, employee or agent of the Company.

                  It is expressly understood that any person or entity engaged by the Partnership or Davis to assist them in providing services hereunder is at their own



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March 1, 1994
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risk, expense and supervision and has no claim against the Company for salaries, commissions or other items of cost, and the Partnership and Davis warrant that any such person or entity shall be subordinate to them and by and under them.

                  This Agreement may be terminated by either party at any time upon 90 days prior written notice. This Agreement shall terminate upon the death or Disability, as hereinafter defined, of Davis, or upon the termination For Cause, as hereinafter defined, or because the Partnership wrongfully fails to provide the services contemplated hereby. The Company shall pay to the Partnership or any person designated by the Partnership in writing, the aggregate amount of the accrued Consulting Fee as of such termination but not yet paid.

                  As used herein, "Disability" shall mean that Davis is mentally or physically incapable or unable to perform his regular and customary consulting duties for a period of ninety (90) consecutive days or for period of ninety (90) days in any three hundred and sixty (360) day period.

                  As used herein, the term "For Cause" shall mean (i) Davis' conviction in a court of law of any crime or offense, or (ii) willful misconduct, or (iii) the material breach by the Partnership of any provision of this Agreement, or (iv) reckless disregard of its responsibilities under this Agreement.

                  The Partnership and Davis recognize that they will have access to secret and confidential information regarding the Company and its products, know-how, customers and plans. The Partnership and Davis acknowledge that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by them in confidence. In consideration of the obligations undertaken by the Company, the Partnership and Davis will not, at any time, during or after the terms hereof, reveal, divulge or make known to any person, any information acquired by them during the term, which is treated as confidential by the Company and not otherwise in the public domain. The provisions of this paragraph shall survive this Agreement.

                  The Partnership and Davis recognize that the services to be performed by them hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Company that the Partnership and Davis agree, and, accordingly, the Partnership and Davis do hereby agree, that they will not, directly or indirectly, in the Territory (as hereinafter defined) at any time during the Restricted Period (as hereinafter defined):



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March 1, 1994
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                        (a)  except as provided herein, engage in any
business competitive with the business conducted by the Company either on their own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party; or

                        (b) employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of themselves or any third party, any employee or agent of the Company.

                   If any of the restrictions contained in the preceding paragraphs shall be deemed to be unenforceable by reason of the extent, duration, geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Agreement shall then be enforceable in the manner contemplated hereby.

                  The non-compete covenants set forth herein shall not be construed to prevent the Partnership or Davis from owning, directly or indirectly, in the aggregate, an amount not exceeding five (5%) percent of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

                   The term "Restricted Period" as used herein shall mean the term of this Agreement plus two (2) years after the date the Partnership no longer renders consulting services for the Company. The term "Territory" as used herein shall mean the United Kingdom and Europe. The provisions of the non-compete shall survive the termination of this Agreement and until the end of the Restricted Period.

                  The Partnership and Davis acknowledge that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, they agree that any breach or threatened breach by them of the confidentiality and non-compete provisions of this Agreement shall entitle the Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by the Partnership and Davis hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction


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March 1, 1994
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in which the Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

                  The Partnership may not assign or delegate any of its rights or duties under this Agreement.

                  This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Partnership's consulting agreement with the Company, supersedes all prior understandings and agreements, if any, whether oral or written, between the Partnership and the Company and shall not be amended, modified or changed except by an instrument in writing. The invalidity or partial invalidity of one or more of the provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

                  This Agreement shall inure to the benefit of, be binding upon and enforceable against, the Parties hereto and their respective successors and permitted assigns.

                  All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified, registered or express mail, postage prepaid, or overnight delivery to the party set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. This Agreement shall be construed according to and governed by the laws of the State of New York without giving effect to the principles of conflict of laws thereof. The parties hereto agree to accept the jurisdiction of the U.S. Federal Court or New York County Supreme Court, in the State of New York, for the purpose of any action or proceeding against them arising out of or relating to this Agreement, and agree that venue for any judicial action or proceeding brought in such State shall be in the Southern District of New York or Supreme Court of New York County, as the case may be. Each of the parties hereto irrevocably consents to the services of process in any action or proceeding in such courts by the mailing thereof by United States registered or certified mail postage paid at its address set forth herein.



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March 1, 1994
Page 7



                  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing accurately reflects the agreement of our agreement, please so indicate by signing where set forth below.


                           Very truly yours,

                           DAVIS PARTNERSHIP



                           By:/s/ David H. Davis
                              David H. Davis, Partner


                             /s/ Beryl Davis
                             Beryl Davis, Partner


                             /s/ David H. Davis
                             David H. Davis, individually

Accepted and Agreed to this
1st day of March 1994


VIDEO BROADCASTING CORPORATION


By:  /s/ J. Graeme McWhirter
     J. Graeme McWhirter, Executive
     Vice President